                                                                    EXHIBIT 10.9


                AMENDED AND RESTATED BELRON MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement") is entered into as of the 18th day of December, 1997 by and between Safelite Glass Corp., a Delaware corporation (the "Company"), and Belron International BV, a company organized under the laws of the Netherlands ("Belron") All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

         WHEREAS, on the date hereof the Company has consummated certain transactions (such transactions being referred to herein as the "Merger"), pursuant to that certain Merger Agreement, dated as of October 10, 1997, by and between Vistar, Inc. an Illinois corporation ("Vistar") and the Company (the "Merger Agreement") and, as a result of the Merger, Vistar will be merged into Safelite and Safelite will be the surviving entity and successor to Vistar;

         WHEREAS, this Agreement amends and restates that certain Management Agreement by and between Belron and Vistar, Inc., an Illinois corporation ("Vistar") dated March 1, 1996 (the "Prior Agreement") subject to Section 4 herein;

         WHEREAS, Belron has itself or has access to considerable experience and expertise in the fields of international finance, purchasing, management, and manufacturing and trading in automotive glass and products ancillary thereto, and other management skills and services;

         WHEREAS, the Company will require Belron's special skills and management advisory services in connection -with its general business operations; and

         WHEREAS, Belron is willing to provide such skills and services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. SERVICES. Belron hereby agrees that, during the term of this Agreement (the "Term"), it will:

             a. provide the Company with advice and assistance in obtaining the full benefits of Belron's international associations and expertise including, without limitation (to the extent not contractually prohibited), making available to the Company:

                 (i) its relationships in the international financial community;

                 (ii)  its worldwide purchasing influence and relationships; and

                 (iii) its marketing, legal, taxation, accounting and credit control expertise;

             b. provide the Company with advice and assistance with respect to marketing and communications; and

             c. provide the Company with such other services as may reasonably be agreed between the parties from time to time.

Nothing in this Agreement requires or shall be construed to require Belron to provide the Company with or procure the use of any of its or its affiliates' intellectual property, including but not limited to, its inventions, processes, patents, trademarks, trade names, service marks, or copyrights, and any applications and registrations pertaining thereto, other than on an arms' length basis.

         2. PAYMENT OF FEES. The Company hereby agrees during the Term, pay to Belron (or its designee) a management fee in an amount equal to $1,000,000 per annum. in exchange for the services provided to the Company by Belron, such fee being payable by the Company quarterly in advance, the first such payment to be made at or after the closing of the Merger (provided, however, that if during any fiscal quarter of the Company a Default or Event of Default (as such terms are defined in the Credit Agreement) exists, only one-half of such fee for such fiscal quarter may be paid and the remaining one-half of such fee shall be paid at such time as all Defaults and Events of Default (as defined in the Credit Agreement) have been cured or waived). Each payment made pursuant to this
Section 2 shall be paid by wire transfer of immediately available federal funds to the account(s) specified by Belron (or its designee).

         3. TERM. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as Belron (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof and (b) this Agreement shall automatically terminate upon the sale in an initial public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's common stock\; and provided further that each of (i) the obligations of the Company under Section 5 below,
(ii) any and all accrued and unpaid obligations of the Company owed under
Section 2 above and (iii) the provisions of Section 8 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

         4. EFFECT OF AGREEMENT. This Agreement replaces the Prior Agreement, and the Prior Agreement is no longer of any force or effect, by agreement of the parties hereto and thereto, as evidenced by the signature of such parties below; provided, however, that the parties agree and acknowledge that pursuant to the Prior Agreement the Company shall pay to Belron (or to its designees) the amounts as set forth on Exhibit A attached hereto for the purposes set forth on Exhibit A and in the manner as set forth in
Section 2 hereof.

         5.  EXPENSES; INDEMNIFICATION.

         a. Expenses. The Company agrees to pay on demand all expenses incurred by Belron and its affiliates (or any of them) in connection with this Agreement, the Merger and such other transactions and all operations hereunder or otherwise incurred in connection therewith, including but not limited to (i) the fees and disbursements of: (A) Katten Muchin & Zavis, counsel to Belron, (B) Arthur Andersen, accountant to Belron, and (C) any other consultants or advisors retained by Belron or either of the parties identified in clauses (A) and (B) arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Merger or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company and any of its subsidiaries), and (ii) any out-of-pocket expenses incurred by Belron in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

             b. Indemnity and Liability. In consideration of the execution and delivery of this Agreement by Belron, the Company hereby agrees to indemnify, exonerate and hold each of Belron, and its affiliates, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Merger, the execution, delivery, performance, enforcement or existence of the Prior Agreement, this Agreement or the transactions contemplated hereby or thereby, except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful gross negligence or misconduct.

         6. ASSIGNMENT, ETC. Except as provided below, neither party shall have the right to assign this Agreement. Belron acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by Belron shall be void. Notwithstanding the foregoing, Belron may assign all or part of its rights and obligations hereunder to any affiliate of Belron which provides services similar to those called for by this Agreement, in which event Belron shall be released of all of its rights and obligations hereunder.

         7. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Belron and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

         8.  MISCELLANEOUS.

         a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtu of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8.b. shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

         c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8.c. constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

         9. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

         10. NOTICES. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

         If to the Company, to it at:

             Safelite Glass Corp.
             1105 Schrock Road, 7th Floor
             Columbus, OH 43229
             Attention: Secretary

         If to Belron, to it at:

             Belron International NV
             Kaya Krisolito
             P.O. Box 342
             Kralendijk
             Bonaire
             Netherlands Antilles
             Telecopy:  59-9-75-449

             and

             Director:  Group Legal Services
             Attention: Louis Shakinovsky
             Belron International
             c/o Kings Observatory
             Old Deer Park Richmond
             Surrey TW9 2AZ
             ENGLAND
             Telecopy:  44-181-948-7340

             with a copy to:

             Katten Muchin & Zavis
             525 West Monroe
             Suite 1600
             Chicago, Illinois 60661
             Attention: David R. Shevitz
             Telecopy:  (312) 902-1061

         11. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be, deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

         12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

         THE COMPANY:                       SAFELITE GLASS CORP.


                                            By: /s/ John F. Barlow
                                               ---------------------------
                                               Name:  John F. Barlow
                                               Title: President



         BELRON:                            BELRON INTERNATIONAL BV


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

         THE COMPANY:                       SAFELITE GLASS CORP.


By:
   --------------------------------
                                            Name:
                                            Title:


         BELRON:                            BELRON INTERNATIONAL BV


By: /s/ ML Shakinovsky
   --------------------------------
                                            Name:   ML Shakinovsky
                                            Title:  Director



                                       8